Exhibit 99.1

ENERGY TRANSFER PARTNERS, L.P.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information of Energy Transfer Partners, L.P. (“ETP”) reflects the pro forma impacts of (i) ETP’s proposed transaction to contribute its propane operations to AmeriGas Partners, L.P. (“AmeriGas”) in exchange for approximately $2.9 billion in cash and common units representing limited partner interests in AmeriGas (the “Propane Transaction”) and (ii) ETP’s proposed Citrus Transaction (as defined below). These transactions are described more fully below.

The unaudited pro forma condensed consolidated balance sheet gives effect to the Propane Transaction and the Citrus Transaction as if both had occurred on September 30, 2011; the unaudited pro forma condensed consolidated statements of operations assume that both transactions were consummated on January 1, 2010. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) ETP’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2011, and (ii) ETP’s quarterly report on Form 10-Q for the nine months ended September 30, 2011, as filed with the SEC on November 7, 2011.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Propane Transaction and/or Citrus Transaction had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

Propane Transaction

On October 15, 2011, ETP, Energy Transfer Partners GP, L.P. (“ETP GP”), Heritage ETC, L.P. (“Heritage”) and AmeriGas entered into a Contribution and Redemption Agreement (the “Agreement”). Pursuant to the Agreement, ETP has agreed to contribute to AmeriGas the subsidiaries which operate ETP’s retail propane business, consisting of Heritage Operating, L.P. and Titan Energy Partners, L.P. (the “Propane Business”), in exchange for consideration of approximately $2.9 billion.

The initial consideration consisted of $1.5 billion in cash (the “Cash Consideration”) and common units of AmeriGas valued at $1.32 billion at the time of execution (the “Equity Consideration”), plus the assumption of certain liabilities of the Propane Business as specified in the Agreement.

On December 29, 2011, ETP and AmeriGas submitted to the Federal Trade Commission, or the FTC, an agreement in principle pursuant to which ETP and AmeriGas agreed to amend the Agreement. This amendment, which remains subject to FTC approval, provides that, immediately prior to the closing of the propane business contribution, ETP will cause Heritage Operating, L.P., or HOLP, to transfer HOLP’s interest in the assets of HOLP’s 20-pound propane cylinder exchange business to a wholly owned subsidiary of ETP. The amendment also contemplates that, promptly after the execution of the amendment, ETP will use its best efforts to sell the cylinder exchange business to a third party. Under the terms of the amendment, the purchase price under the Agreement will be reduced by an amount equal to $40 million, subject to a customary post-closing adjustment pursuant to the terms of the Agreement.

Consummation of the Propane Transaction is subject to customary conditions, including, without limitation, (i) the expiration or early termination of the waiting period applicable to the consummation of the Propane Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (ii) the absence of any law, order or injunction prohibiting the Propane Transaction and the related transactions; and (iii) the increase in the amount of loan commitments under AmeriGas’s credit facility to a maximum aggregate amount of $500 million and the approval of certain other amendments to its revolving credit agreement. AmeriGas’s obligation to consummate the Propane Transaction is also conditioned on AmeriGas obtaining debt financing in an amount not less than the Cash Consideration on certain agreed upon terms. On January 5, 2012, AmeriGas announced the pricing by its finance subsidiaries of a public offering of $550.0 million of 6.75% senior notes due 2020 and $1.0 billion of 7.0% senior notes due 2022. AmeriGas’ ability to consummate the debt financing will be subject to customary closing conditions and, should AmeriGas be unable to consummate its pending notes offering, there can be no assurance that AmeriGas will be able to secure other debt financing in accordance with terms at least as favorable to AmeriGas as such agreed upon terms or at all. Subject to such conditions, the Propane Transaction is expected to close in January 2012.

One of ETP’s closing deliverables under the Agreement is that ETP enters into and delivers a support agreement with AmeriGas to provide contingent, residual support of intercompany debt that mirrors the terms of AmeriGas’ senior notes priced on January 5, 2012 (with maturity terms not to exceed 12 months) to finance the cash portion of the purchase price. The support agreement will provide a limited, indirect guarantee of AmeriGas’ senior notes. The support agreement will incorporate by reference certain covenants for ETP’s benefit contained in the indenture governing the outstanding series of AmeriGas’ senior notes, which include items limiting liens, additional indebtedness, sale and leaseback transactions, and asset sales, among other restrictions.

Citrus Transaction

On July 19, 2011, Energy Transfer Equity, L.P. (“ETE”), which owns the general partner of ETP, entered into a Second Amended and Restated Agreement and Plan of Merger (the “Second Amended SUG Merger Agreement”) with Sigma Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of ETE (“Merger Sub”), and Southern Union Company, a Delaware corporation (“SUG”).

Under the terms of the Second Amended SUG Merger Agreement, Merger Sub will merge with and into SUG, with SUG continuing as the surviving entity and becoming a wholly owned subsidiary of ETE (the “SUG Merger”), subject to certain conditions to closing.

Consummation of the SUG Merger is subject to customary conditions, including, without limitation: (i) the adoption of the Second Amended SUG Merger Agreement by the stockholders of SUG, which was obtained on December 9, 2011, (ii) the expiration or early termination of the waiting period applicable to the SUG Merger under the HSR Act, and any required approvals thereunder, (iii) the effectiveness of a registration statement on Form S-4 relating to the common units of ETE to be issued in the SUG Merger, which occurred on October 27, 2011 and (iv) the absence of any law, injunction, judgment or ruling prohibiting or restraining the SUG Merger or making the consummation of the SUG Merger illegal. ETE and SUG have made filings with the Missouri Public Service Commission and expect to receive its approval in the first quarter of 2012.

On July 19, 2011, ETP entered into an Amended and Restated Agreement and Plan of Merger with ETE, SUG and certain of their respective subsidiaries (the “Amended Citrus Merger Agreement”). Under the Amended Citrus Merger Agreement, it is anticipated that SUG will cause the contribution to ETP of a 50% interest in Citrus Corp., which owns 100% of the Florida Gas Transmission pipeline system and is currently jointly owned by SUG and El Paso Corporation (the “Citrus Transaction”). The Citrus Transaction will be affected through the merger of Citrus ETP Acquisition, L.L.C., a Delaware limited liability company and wholly owned subsidiary of ETP, with a wholly owned subsidiary of SUG that indirectly owns a 50% interest in Citrus Corp. In exchange for the interest in Citrus Corp., SUG will receive approximately $2.0 billion, consisting of $1.895 billion in cash and $105 million of ETP common units. In connection with this transaction, ETE has agreed to relinquish its rights to approximately $220 million of the incentive distributions from ETP that ETE would otherwise be entitled to receive over 16 consecutive quarters following the closing of the Citrus Transaction.

Consummation of the Citrus Transaction is subject to customary conditions, including, without limitation: (i) satisfaction or waiver of the closing conditions set forth in the Second Amended SUG Merger Agreement, (ii) the receipt by ETP of any necessary waivers or amendments to its credit agreement, (iii) the amendment of ETP’s partnership agreement to reflect the agreed upon relinquishment by ETE of incentive distributions from ETP discussed above, and (iv) the absence of any order, decree, injunction or law prohibiting or making the consummation of the transactions contemplated by the Amended Citrus Merger Agreement illegal. The Amended Citrus Merger Agreement contains certain termination rights for both ETE and ETP, including among others, the right to terminate if the Citrus Transaction is not completed by December 31, 2012 or if the Second Amended SUG Merger Agreement is terminated.

The Citrus Transaction is subject to certain risks, which include, but are not limited to risks related to the integration of the acquired assets with ETP’s current operations.

Pursuant to the Amended Citrus Merger Agreement, ETE has granted ETP the right of first offer with respect to any disposition by ETE or SUG of Southern Union Gas Services, a subsidiary of SUG that owns and operates a natural gas gathering and processing system serving the Permian Basin in west Texas and New Mexico.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2011

(in thousands)

	ETP Historical	Propane Transaction Pro Forma Adjustments		ETP as Adjusted for Propane Transaction	Citrus Transaction Pro Forma Adjustments		ETP Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$136,233	$7,389	a	$143,622	$—		$143,622
Marketable securities	3,151	(1,473	)a	1,678	—		1,678
Accounts receivable, net of allowance for doubtful accounts	545,829	(77,174	)a	468,655	—		468,655
Accounts receivable from related companies	76,897	(2,094	)a	74,803	—		74,803
Inventories	306,895	(85,684	)a	221,211	—		221,211
Exchanges receivable	15,523	—		15,523	—		15,523
Price risk management assets	11,216	(6	)a	11,210	—		11,210
Other current assets	141,426	(23,432	)a	117,994	—		117,994

Total current assets	1,237,170	(182,474)		1,054,696	—		1,054,696

PROPERTY, PLANT AND EQUIPMENT, net	11,903,288	(740,656	)a	11,162,632	—		11,162,632
		—
ADVANCES TO AND INVESTMENTS IN AFFILIATES	206,505	1,319,000	b	1,525,505	2,000,000	d	3,525,505
LONG-TERM PRICE RISK MANAGEMENT ASSETS	19,827	—		19,827	—		19,827
GOODWILL	1,220,006	(616,235	)a	603,771	—		603,771
INTANGIBLE ASSETS, net	335,767	(148,106	)a	187,661	—		187,661
OTHER NON-CURRENT ASSETS, net	155,485	(8,915	)a	146,570	—		146,570

Total assets	$15,078,048	$(377,386)		$14,700,662	$2,000,000		$16,700,662

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2011

(in thousands)

	ETP Historical	Propane Transaction Pro Forma Adjustments		ETP as Adjusted for Propane Transaction	Citrus Transaction Pro Forma Adjustments		ETP Pro Forma
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$360,515	$(36,694	)a	$323,821	$—		$323,821
Accounts payable to related companies	26,373	80,114	a	106,487	—		106,487
Exchanges payable	15,682	—		15,682	—		15,682
Price risk management liabilities	64,180	(1,972	)a	62,208	—		62,208
Accrued and other current liabilities	579,402	(152,016	)a	427,386	—		427,386
Current maturities of long-term debt	424,076	(24,076	)a	160,000	—		160,000
		(240,000	)b

Total current liabilities	1,470,228	(374,644)		1,095,584	—		1,095,584

LONG-TERM DEBT, less current maturities	7,652,318	(59,718	)a	6,508,000	1,895,000	d	8,403,000
		(1,084,600	)b
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	36,628	(43	)a	36,585	—		36,585
OTHER NON-CURRENT LIABILITIES	151,000	(2,602	)a	148,398	—		148,398

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
General Partner	175,352	20,414	a	194,126	—		194,126
		(1,640	)b
Limited Partners:
Common Unitholders	4,965,032	1,224,338	a	6,091,010	105,000	d	6,196,010
		(98,360	)b
Accumulated other comprehensive income	12,406	(531	)a	11,875	—		11,875

Total partners’ equity	5,152,790	1,144,221		6,297,011	105,000		6,402,011
Noncontrolling interest	615,084	—		615,084	—		615,084

Total equity	5,767,874	1,144,221		6,912,095	105,000		7,017,095

Total liabilities and equity	$15,078,048	$(377,386)		$14,700,662	$2,000,000		$16,700,662

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2011

(dollars in thousands, except per unit data)

	ETP Historical	Propane Transaction Pro Forma Adjustments		ETP as Adjusted for Propane Transaction	Citrus Transaction Pro Forma Adjustments		ETP Pro Forma
REVENUES:
Natural gas operations	$3,985,661	$—		$3,985,661	$—		$3,985,661
Retail propane	962,258	(925,728	)a	36,530	—		36,530
Other	83,069	(79,399	)a	3,670	—		3,670

Total revenues	5,030,988	(1,005,127)		4,025,861	—		4,025,861

COSTS AND EXPENSES:
Cost of products sold—natural gas operations	2,470,159	—		2,470,159	—		2,470,159
Cost of products sold—retail propane	587,460	(571,841	)a	15,619	—		15,619
Cost of products sold—other	20,992	(17,900	)a	3,092	—		3,092
Operating expenses	574,528	(241,000	)a	333,528	—		333,528
Depreciation and amortization	313,878	(58,835	)a	255,043	—		255,043
Selling, general and administrative	158,074	(37,861	)a	120,213	—		120,213

Total costs and expenses	4,125,091	(927,437)		3,197,654	—		3,197,654
OPERATING INCOME	905,897	(77,690)		828,207	—		828,207
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(347,706)	6,950	a	(286,231)	(78,169	)e	(364,400)
		54,525	b
Equity in earnings of affiliates	13,386	33,738	b	47,124	65,028	f	112,152
Losses on non-hedged interest rate derivatives	(64,705)	—		(64,705)	—		(64,705)
Impairment of investment in affiliates	(5,355)	—		(5,355)	—		(5,355)
Other, net	(1,230)	3,001	a	1,771	—		1,771

INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	500,287	20,524		520,811	(13,141)		507,670
Income tax expense (benefit)	20,419	(772	)a	19,647	—		19,647

NET INCOME	479,868	21,296		501,164	(13,141)		488,023
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	17,673	—		17,673	—		17,673

NET INCOME ATTRIBUTABLE TO PARTNERS	462,195	21,296		483,491	(13,141)		470,350
GENERAL PARTNER’S INTEREST IN NET INCOME	318,241	358	c	318,599	(40,787	)g	277,812

LIMITED PARTNERS’ INTEREST IN NET INCOME (LOSS)	$143,954	$20,938	c	$164,892	$27,646	g	$192,538

BASIC NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$0.68			$0.78			$0.91

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	203,918,940			203,918,940			206,141,633	h

DILUTED NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$0.68			$0.78			$0.90

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	205,085,770			205,085,770			207,308,463	h

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

(dollars in thousands, except per unit data)

	ETP Historical	Propane Transaction Pro Forma Adjustments		ETP as Adjusted for Propane Transaction	Citrus Transaction Pro Forma Adjustments		ETP Pro Forma
REVENUES:
Natural gas operations	$4,454,640	$—		$4,454,640	$—		$4,454,640
Retail propane	1,314,973	(1,271,617	)a	43,356	—		43,356
Other	115,214	(111,124	)a	4,090	—		4,090

Total revenues	5,884,827	(1,382,741)		4,502,086	—		4,502,086

COSTS AND EXPENSES:
Cost of products sold—natural gas operations	2,817,357	—		2,817,357	—		2,817,357
Cost of products sold—retail propane	752,926	(737,821	)a	15,105	—		15,105
Cost of products sold—other	29,658	(26,393	)a	3,265	—		3,265
Operating expenses	707,271	(323,946	)a	383,325	—		383,325
Depreciation and amortization	343,011	(78,482	)a	264,529	—		264,529
Selling, general and administrative	176,433	(45,936	)a	130,497	—		130,497

Total costs and expenses	4,826,656	(1,212,578)		3,614,078	—		3,614,078
OPERATING INCOME	1,058,171	(170,163)		888,008	—		888,008
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(412,553)	11,938	a	(327,915)	(104,225	)e	(432,140)
		72,700	b
Equity in earnings of affiliates	11,727	18,600	b	30,327	67,305	f	97,632
Losses on disposal of assets	(5,043)	1,027	a	(4,016)	—		(4,016)
Gains on non-hedged interest rate derivatives	4,616	—		4,616	—		4,616
Allowance for equity funds used during construction	28,942	—		28,942	—		28,942
Impairment of investment in affiliate	(52,620)	—		(52,620)	—		(52,620)
Other, net	(482)	(2,206	)a	(2,688)	—		(2,688)

INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	632,758	(68,104)		564,654	(36,920)		527,734
Income tax expense (benefit)	15,536	(1,655	)a	13,881	—		13,881

NET INCOME	617,222	(66,449)		550,773	(36,920)		513,853
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	—	—		—	—		—

NET INCOME ATTRIBUTABLE TO PARTNERS	617,222	(66,449)		550,773	(36,920)		513,853
GENERAL PARTNER’S INTEREST IN NET INCOME	387,729	(1,202	)c	386,527	(54,663	)g	331,864

LIMITED PARTNERS’ INTEREST IN NET INCOME (LOSS)	$229,493	$(65,247	)c	$164,246	$17,743	g	$181,989

BASIC NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$1.20			$0.85			$0.93

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	188,077,143			188,077,143			190,299,836	h

DILUTED NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$1.19			$0.84			$0.93

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	188,717,396			188,717,396			190,940,089	h

ENERGY TRANSFER PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA INFORMATION

(a)	To record the deconsolidation of ETP’s propane operations in connection with the proposed transaction with AmeriGas. Based on the carrying amount of ETP’s propane operations as of September 30, 2011, ETP would recognize a gain on the contribution of its propane operations in the amount of approximately $1.2 billion, which is reflected in the pro forma adjustment to partners’ capital. The unaudited pro forma condensed consolidated statements of operations do not include a gain on the contribution, because such gain would not be expected to have a continuing impact on ETP’s results of operations.

(b)	To record the pro forma impacts from the consideration received in connection with the proposed contribution of ETP’s propane operations to AmeriGas, including (i) ETP’s acquisition of AmeriGas common units representing approximately 34% of the limited partner interests in AmeriGas, and (ii) ETP’s assumed use of cash proceeds from the transaction with AmeriGas to extinguish long-term debt. The unaudited pro forma condensed consolidated balance sheet adjustments reflect the investment in AmeriGas at the equity consideration amount of $1.319 billion, as specified in the Contribution and Redemption Agreement between ETP and AmeriGas, which amount is presumed to approximate the fair value of the AmeriGas common units. The pro forma adjustments to long-term debt and related interest expense are based on the assumption that cash proceeds are first applied to repay the entire outstanding balance on ETP’s revolving credit facility as of the assumed transaction date and any remaining proceeds are applied to redeem a portion of ETP’s outstanding senior notes. Accordingly, the unaudited pro forma condensed consolidated balance sheet includes a pro forma adjustment to reflect a reduction of long-term debt of $1.3 billion, which represents the total of (i) the repayment of the outstanding balance of $575 million on ETP’s revolving credit facility as of September 30, 2011 and (ii) the redemption of an assumed $750 million total principal amount of ETP’s senior notes. The unaudited pro forma condensed consolidated statements of operations include adjustments to reduce interest expense due to the assumed repayment of (i) $150 million of outstanding borrowings on ETP’s revolving credit facility based on the amount outstanding as of January 1, 2010 and (ii) the redemption of an assumed $1.0 billion total principal amount of ETP’s senior notes. The unaudited pro forma condensed consolidated balance sheet reflects a pro forma adjustment to partners’ capital of approximately $100 million in total, which represents the estimated loss on extinguishment of debt. The unaudited pro forma condensed consolidated statements of operations do not include a loss on extinguishment of debt, because such loss would not be expected to have a continuing impact on ETP’s results of operations.

The unaudited pro forma condensed consolidated statements of operations also include adjustments to equity in earnings of affiliates to reflect net impact of (i) ETP’s proportionate share of limited partners’ interest in net income attributable to AmeriGas and (ii) amortization of the pro forma excess fair value associated with ETP’s interest in AmeriGas. For purposes of the unaudited pro forma condensed consolidated statements of operations, ETP’s equity in the earnings of AmeriGas is calculated by applying a one-quarter lag to the limited partners’ interest in net income attributable to AmeriGas, due to the timing of availability of financial information. Accordingly, ETP’s equity in earnings of AmeriGas reflected in its unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010 are based on the earnings of AmeriGas for the nine months ended June 30, 2011 and the twelve months ended September 30, 2010, respectively.

(c)	To reflect changes in amounts attributable to general and limited partners based on (i) deconsolidation of ETP’s propane operations, (ii) ETP’s acquisition of a 34% interest in AmeriGas and (iii) ETP’s use of cash proceeds to repay outstanding borrowings.

(d)	To record the $2.0 billion contribution for ETP’s 50% interest in Citrus Corp. consisting of $1.895 billion in issuance of debt and borrowing from ETP’s credit facility and the issuance of $105 million of ETP common units.

(e)	To record interest expense at ETP’s assumed rate of 5.5% from incremental debt of $1.895 billion in connection with the Citrus Transaction. The actual interest rate could vary from the rate assumed for purposes of this pro forma information; a variance of 1/8 percent would result in a change in interest expense of approximately $2.4 million annually based on the assumed principal amount.

(f)	To record ETP’s 50% share in equity in earnings of Citrus Corp. and amortization of the portion of the purchase price allocated to the investment in Citrus Corp. in excess of the book value of the Citrus Corp. investment recorded on its historical financial statements. For purposes of the unaudited pro forma condensed consolidated statements of operations, ETP’s equity in the earnings of Citrus Corp. is calculated by applying a one-quarter lag to the earnings of Citrus Corp., due to the timing of availability of financial information. Accordingly, ETP’s equity in earnings of Citrus Corp. reflected in its unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010 are based on the earnings of Citrus Corp. for the nine months ended June 30, 2011 and the twelve months ended September 30, 2010, respectively, as calculated based on information in the public filings of Citrus Corp.’s joint venture partners. Subsequent to closing of the proposed Citrus Transaction, we expect that Citrus Corp. would be operated by an affiliate of ETP; therefore, ETP anticipates that a one-quarter lag would not be necessary to record equity in earnings of Citrus Corp. in ETP’s historical financial statements.

(g)	To reflect changes in amounts attributable to general and limited partners based on (i) pro forma changes in earnings resulting from ETP’s acquisition of a 50% interest in Citrus Corp. and assumed borrowings to fund such acquisition, (ii) the change in relative ownership percentage between the general partner and limited partners that would be presumed to occur upon issuance of $105 million of common units of ETP in connection with the Citrus Transaction, and (iii) the impact for the periods presented of ETE’s relinquishment of $13.75 million per quarter of incentive distributions in connection with the Citrus Transaction.

(h)	The pro forma average number of limited partner units outstanding reflects ETP’s issuance of $105 million of common units of ETP to be issued in connection with the Citrus Transaction.